EXHIBIT 1(a):

                    ARTICLES OF INCORPORATION
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                    ARTICLES OF INCORPORATION

                                OF

                     THE RUSHMORE FUND, INC.



     FIRST:  I, the undersigned,  Daniel L. O'Connor, III,  whose address is 4922 Fairmont  Avenue, Bethesda, Maryland 20814, being at  least twenty-one years of age, do  under and by virtue of the

General Laws of  the State of Maryland authorizing  the formation of  corporations,  associate  myself  as  incorporator  with  the intention  of  forming  a  corporation  (hereinafter  called  the

"Corporation").

     SECOND:  The name  of the Corporation is The  Rushmore Fund,

Inc.

     THIRD:  The purpose  for which the Corporation is  formed is to act  as a diversified,  open-end investment company  under the

Federal Investment  Company Act of 1940  (hereinafter referred to as  "Investment Company Act of  1940") and to  exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force.

     FOURTH:  The post office address of the principal

office of the Corporation in this State is 4922 Fairmont Avenue,

Bethesda, Maryland 20814.  The RESIDENT AGENT of the corporation in this State is Michael G. Trainer, whose address is 1010

Bonifant Street, Silver Spring, Maryland 20910.

     FIFTH:   (a) The total  number of shares  of stock which the

Corporation shall have authority to issue is 1,000,000,000
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shares, called Common Stock, of the par value of one-tenth cent

($.001) per share and of the  aggregate par value of $1,000,000.

     (b)  The holders of  each share of stock of the  Corporation shall be  entitled  to  one  vote  for  each  full  share  and  a fractional vote for each fractional share of  stock then standing in his or her name in the books of the Corporation. On any matter

submitted  to  a  vote   of  shareholders,  all  shares   of  the

Corporation  then issued  and outstanding  and entitled  to vote,

shall be voted in the aggregate.

     The shares shall be divided into five classes to be known as the Money  Market  Portfolio consisting  of  600,000,000  shares,

Intermediate  Government  Portfolio  consisting   of  100,000,000

shares,  Long-Term Government Portfolio consisting of 100,000,000 shares,

New York  Index Plus  Portfolio consisting of  100,000,000 shares

and   Over-the-Counter   Index  Plus   Portfolio   consisting  of

100,000,000.   The Board  of Directors of  the Corporation  shall

have the power to  classify or reclassify any unissued  shares by fixing the number  of shares in each of the  aforesaid classes or by altering in any one or more respects, from time to time before issuance of such shares,  the preferences, rights, voting powers,

restrictions or qualifications of any unissued shares.

     SIXTH:     (a)  The  shares  of  the  Common  Stock  of  the

Corporation may be issued to such persons and at such prices from

time to  time  as the  Board of  Directors may  determine.   Such

issuance shall be on a non-assessable basis.  No holder of shares


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of Common Stock shall have preemptive rights and the  Corporation shall have the right to  issue and sell to any person  or persons any shares of its Common Stock without first offering such shares to the holders of any shares of its Common Stock.

     (b)  Holders of  Common Stock of the Corporation  shall have the right, at any time after purchase, to require the Corporation to redeem their shares at  a redemption price per share  equal to the net asset value  per share of the Corporation's  Common Stock determined in  accordance with  the provisions of  the Investment

Company  Act of 1940, as  amended, and the  Rules and Regulations promulgated  thereunder, and  under procedures  set forth  in the

Corporation's prospectus.

     SEVENTH:   The number of  directors of the Corporation shall

be five (5), provided  however, that the number may  be increased or  decreased  in accordance  with the  By-Laws,  so long  as the number is never less than three.  The names of  the directors who shall  act until  the first  annual meeting  or until  their suc-

cessors are duly chosen and qualify are:



     Daniel L. O'Connor, III

     Jeffrey R. Ellis

     Arthur J. Rosenblatt

     William L. Major

     J. Hugh Ward



     EIGHTH:  The Corporation is expressly empowered as


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follows:

     (a)   The Corporation may  enter into a  written contract or

contracts with any person, including any firm, corporation, trust or association in  which any officer, other employee, director or stockholder of this Corporation  may be interested, providing for

a  delegation  of  the   management  of  all  or  part   of  this

Corporation's securities portfolio and also for the delegation of the  performance of  administrative corporate  functions, subject

always  to  the  direction  of  the  Board  of  Directors.    The

compensation  payable  by this  Corporation under  such contracts shall be  such as is deemed fair and equitable to both parties by the said Board of Directors.

     Any such contracts  shall in all respects be consistent with and  subject to the requirements of the Investment Company Act of

1940  as then  in effect  and regulations  of the  Securities and

Exchange  Commission  (or any  succeeding  governmental authority promulgated thereunder).

     (b) The Corporation may  employ such custodian or custodians for the safekeeping of the property of the Corporation and of its shares,  such  dividend  disbursing  agent or  agents,  and  such transfer  agent or  agents  and registrar  or registrars  for its shares, and may make and perform such contracts for the aforesaid purposes as  in the  opinion of the  Board of  Directors of  this

Corporation  may  be reasonable,  necessary,  or  proper for  the conduct of the affairs of  the Corporation, and may pay the  fees and disbursements of such custodian, dividend disbursing  agents,


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transfer agents and registrars out of the income and/or any other

property  of   the  Corporation.     Notwithstanding   any  other

provisions of these Articles of Incorporation, or the  By-Laws of the Corporation, the Board  of Directors may cause any  or all of the  property of  the  Corporation to  be  transferred or  to  be acquired and held  in the name of a custodian  so appointed or in the name of  any nominee  of such custodian  satisfactory to  the said Board of Directors.

     (c)   The  same  person, partnership  (general or  limited),

association,  trust,  or  corporation  may  be  employed  in  any multiple capacity under  subsections (a) and (b)  of this Article

EIGHTH and  may receive compensation  from the Corporation  in as many capacities  in which such persons,  partnerships (general or limited),  associations, trusts  or corporation  shall  serve the

Corporation.

     NINTH:  (a) The  Corporation shall indemnify any  person who was  or is a  party or is  threatened to be  made a party  to any threatened, pending  or  completed action,  suit  or  proceeding,

whether civil, criminal,  administrative or investigative  (other than any  action by or in the right of the Corporation) by reason of the  fact  that he  is or  was a  director or  officer of  the

Corporation,  or  is  or  was  serving  at  the  request  of  the

Corporation  as a  director  or officer  of another  corporation,

partnership, joint venture,  trust or  other enterprise,  against

expenses   (including  attorneys'  fees),  judgments,  fines  and

amounts paid  in settlement  actually and reasonably  incurred by


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him  in connection  with such  action, suit  or proceeding  if he acted in good faith in  a manner he reasonably believed to  be in or not opposed to the best interests of the Corporation and, with respect  to any criminal action  or proceeding, has no reasonable

cause  to believe his conduct  was unlawful.   The termination of

any action,  suit or  proceeding by judgment,  order, settlement,

conviction, or upon a  plea of nolo contendere or  its equivalent creates  a rebuttable presumption that the direction did not meet the requisite standard of conduct set forth in this subsection.

     (b)  The Corporation  shall indemnify any person who  was or is a party or is threatened to be made a party to any threatened,

pending or  completed action or  suit by or  in the right  of the

Corporation  to procure a judgment in its  favor by reason of the fact that he is or was a director or officer of  the Corporation,

or  is or  was serving  at the  request of  the Corporation  as a director or  officer of  another corporation,  partnership, joint venture, trust or  other enterprise  against expenses  (including attorneys'  fees)  actually and  reasonably  incurred  by him  in connection with the defense or  settlement of such action or suit if he  acted in good faith and in a manner he reasonably believed to be in or not opposed  to the best interests of the Corporation and  except that no indemnification  shall be made  in respect of any  claim, issue or  matter as to  which such person  shall have been  adjudged to be liable  for negligence or  misconduct in the performance of his duty to the Corporation unless and only to the extent  that  a  court  shall determine  upon  application  that,


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despite  the adjudication  of liability  but in  view of  all the circumstances of the  case, such person is  fairly and reasonably entitled to  indemnity for such  expenses which  the court  shall deem proper.

     (c)   To  the  extent  that a  director  or  officer of  the

Corporation  has been  successful on  the merits or  otherwise in defense  of  any  action,  suit  or  proceeding  referred  to  in subsections (a)  and (b), or  in defense  of any claim,  issue or

matter  therein,   he  shall  be  indemnified   against  expenses

(including attorney's fees)  actually and reasonably incurred  by him in connection therewith.

     (d)    Any indemnification  under  subsections  (a) and  (b)

(unless  otherwise ordered  by  a court)  shall  be made  by  the

Corporation  only  as  authorized  in the  specific  case  upon a determination that indemnification of  the director or officer is proper in the  circumstances because  he has  met the  applicable standard  of conduct set forth in  subsections (a) and (b).  Such determination shall  be made (1) by  the Board of  Directors by a majority  vote of a quorum  consisting of directors  who were not parties to  such action,  suit  or proceeding  or (2)  if such  a quorum  is  not obtainable,  or even  if  obtainable a  quorum of disinterested directors so directs,  by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e)   Expenses incurred  in defending  a  civil or  criminal

action,  suit or  proceeding may  be paid  by the  Corporation in advance  of  the  final  disposition  of  such  action,  suit  or


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proceeding  as  authorized  by  the  Board  of  Directors  in the specific case upon receipt  of any undertaking by or on behalf of the  director or  officer to  repay such  amount unless  it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     (f)   The indemnification provided by this Article shall not

be  deemed exclusive of any  other rights to  which those seeking indemnification  may be  entitled under  any By-Laws,  agreement,

vote  of stockholders  or disinterested  directors or  otherwise,

both as  to action in his  official capacity and as  to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director  or officer and shall inure  to the benefit of  the heirs, executors and administrators of such a person.

     (g)   The Corporation may purchase and maintain insurance on

behalf  of any person who is or was  a director or officer of the

Corporation,  or  is  or  was  serving  at  the  request  of  the

Corporation  as a  director, or  officer of  another corporation,

partnership, joint venture, trust or other enterprise against any liability  asserted against him and  incurred by him  in any such capacity, or arising  out of his status  as such, whether  or not the Corporation  would have  the power  to indemnify him  against such liability under the provisions of this section.

     (h)  Anything to the contrary in the foregoing clauses

(a) through (g) notwithstanding, no director  or officer shall be indemnified  against any liability  to the Corporation  or to its


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security holders to which he would otherwise be subject by reason of willful  misfeasance, bad faith, gross  negligence or reckless disregard of the duties involved in the conduct of his office.

     TENTH:  In furtherance and not in limitation of the

powers conferred by the laws of  the State of Maryland, the Board of Directors is expressly authorized:

     (a)    To  make,   alter  or  repeal  the  By-Laws   of  the

Corporation,

except  where  such  power is  reserved  by  the  By-Laws to  the stockholders, and except as  otherwise required by the Investment

Company Act of 1940.

     (b)   From time  to time to  determine whether  and to  what

extent and at what times and places and under what conditions and regulations  the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any  account  or book  or  document of  the  Corporation,

except as conferred  by law  or authorized by  resolution of  the

Board of Directors or of the stockholders.

     (c)   Without  the assent  or vote  of the  stockholders, to

authorize and  issue obligations of the  Corporation, secured and unsecured,  as the Board of Directors may determine, and to auth-

orize  and  cause to  be executed  mortgages  and liens  upon the property of the  Corporation, real  or personal but  only to  the extent permitted  by the fundamental policies  of the Corporation




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recited  in  its registration  statement  filed  pursuant to  the

Investment Company Act of 1940.

     (d)   In  addition  to the  powers  and authorities  granted

herein  by  statute expressly  conferred  upon it,  the  Board of

Directors may exercise  all such powers and do all  such acts and things as may be  exercised or done by the  Corporation, subject,

nevertheless,  to  the  provisions  of  Maryland  law,  of  these

Articles of Incorporation and of the By-Laws of the Corporation.

     ELEVENTH:  The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of

Maryland at such place  or places as may be designated  from time to  time by  the Board  of  Directors or  in the  By-Laws of  the

Corporation.  Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

     TWELFTH:    The Corporation  reserves  the  right to  amend,

alter, change or repeal any provision contained in these Articles of  Incorporation, in the  manner now or  hereafter prescribed by statute, and  all rights  conferred upon stockholders  herein are granted subject to this reservation.

     THIRTEENTH:  Notwithstanding  any provision of  Maryland Law requiring  more than  a  majority vote  of  the Common  Stock  in connection with  any corporate action (including  but not limited to the amendment of the Articles of  Incorporation) unless other-

wise provided  in the Articles of  Incorporation, the Corporation may take or authorize such action upon the  favorable vote of the holders


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of a majority of the outstanding shares of Common Stock.

     FOURTEENTH:    The  duration  of the  Corporation  shall  be

perpetual.

     IN WITNESS  WHEREOF,  the undersigned  incorporator  of  The

Rushmore  Fund,  Inc.  who  executed the  foregoing  Articles  of

Incorporation hereby  acknowledges the  same to  be  his act  and further  acknowledges  that, to  the  best of  his  knowledge the matters  and facts  set forth  therein are  true in  all material respects under the penalties of perjury.

     Dated this 17th day of July, 1985.



                              /s/ Daniel L. O'Connor, III
                              Daniel L. O'Connor, III



STATE OF MARYLAND   )

                    ) ss.:

COUNTY OF MONTGOMERY)





     This is to  certify that on this 17th day  of July, 1985, by me, the  subscriber, a  Notary Public  in  and for  the State  of

Maryland, County  of  Montgomery, personally  appeared Daniel  L.

O'Connor,  III,  and  acknowledged  the  foregoing  Articles   of

Incorporation to be his act  and deed and that the  facts therein stated are truly set forth.





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     Witness  my hand  and Notarial  Seal the  day and  year last above written.



                         /s/ Notary Public

                              Notary Public





My Commission expires:  7/1/86






































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